UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 28, 2015

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2015, the Board of Directors (”Board”) of Campbell Soup Company (the “Company”) approved and adopted the following amendments to the Company’s By-Laws:

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Article II, Section 1 of the By-laws was amended to provide for a majority voting standard in uncontested director elections. Under the new majority voting standard, a nominee for director in an uncontested election shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of shareholders where the number of director nominees exceeds the number of directors to be elected, commonly referred to as a contested election. In the event a director fails to receive a majority of the votes cast in an uncontested election, the Board of Directors may, within its powers, decrease the number of directors, fill the vacancy, or take other appropriate action.

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Article II, Section 1 of the By-laws was further amended to eliminate an outdated stock ownership standard for directors. The current director stock ownership standard appears in the Company’s Corporate Governance Standards.

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Ministerial changes were made to Article I, Section 6 and Article III, Section 3 to make the pronouns used in reference to certain corporate offices gender neutral. In addition, Article III, Section 1 was revised to clarify that the Board would elect officers of the Company at its organizational meeting or as soon as practicable after the election of directors each year.

In connection with the amendments to the Company’s By-laws, the Board of Directors also approved amendments to the Company’s Corporate Governance Standards to revise the Company’s existing director resignation policy and director stock ownership guidelines. The revised director resignation policy provides that any incumbent director who does not receive a majority of the votes cast is required to tender his or her resignation. The Governance Committee will make a recommendation to the full Board regarding whether to accept or reject the resignation, or whether other action should be taken; the Board will act on the Governance Committee’s recommendation and will promptly disclose the action it has taken and its rationale. The revised director stock ownership guidelines provide that directors are expected to have an ownership interest in Campbell common stock or deferred units equal to five times the value of the annual cash retainer, and will have met this guideline within five years of election to the Board.

The amendments to the By-laws and Corporate Governance Standards were effective immediately upon adoption by the Board on September 28, 2015. The foregoing description of the amendments to the Company’s By-laws is qualified in its entirety by reference to the copy of the By-Laws, as amended, which is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference. The amended Corporate Governance Standards are available on the Company’s website at www.campbellsoupcompany.com.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3    By-Laws of the Registrant, effective September 28, 2015.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: September 29, 2015
	By:	/s/ Kathleen M . Gibson
		Name:	Kathleen M. Gibson
		Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

3	By-Laws of the Registrant, effective September 28, 2015.